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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                        Date of Report: October 14, 1997

              Date of Earliest Event Reported: September 29, 1997


                       VALLEY NATIONAL GASES INCORPORATED
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             (Exact name of registrant as specified in its charter)


                                  Pennsylvania
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         (State or other jurisdiction of incorporation or organization)


        000-29226                                     23-2888240
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  (Commission File Number)               (I.R.S. Employer Identification No.)


                 67 43rd Street, Wheeling, West Virginia 26003
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          (Address of principal executive office, including zip code)


                                 (304) 232-1541
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              (Registrant's telephone number, including area code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On September 29, 1997, Valley National Gases Incorporated completed its previously announced acquisition of the industrial gas and welding supply distribution business of Goss Brothers Welding Supply, Inc. ("Goss Brothers"). The aggregate consideration for the stock of Goss Brothers and certain non-competition covenants by the shareholders of Goss Brothers was $9.1 million, of which $7.9 million was paid in cash at the closing and the balance is deferred and payable in installments. Funds for the cash portion of the purchase price were borrowed under the company's existing credit facility.

        Goss Brothers has seven locations located in Western Pennsylvania and headquarters in Falls Creek, Pennsylvania. Goss Brothers has annualized sales of approximately $7.1 million. The business acquired offers a full range of products, including industrial gases, welding supplies, arc equipment, safety supplies and propane to a broad and established customer base.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial statements of businesses acquired.

             Not applicable.

        (b)  Pro forma financial information.

             Not applicable.

        (c)  Exhibits.

             2.1 Purchase and Sale Agreement dated September 10, 1997 among Albert E. Moore, Earle M. Moore, Linda A. Scull, Patricia Moore, Valley National Gases, Inc., and West Rentals, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            VALLEY NATIONAL GASES INCORPORATED


                                            By: /s/ Robert D. Scherich
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                                                Robert D. Scherich
                                                Chief Financial Officer


Date: October 14, 1997